EXHIBIT 10.4


                                 COMFORT LETTER




                                                     October 5, 1999



Apple Suites, Inc.
306 East Main Street
Richmond, Virginia 23219

Attention:        Mr. Gus G. Remppies

                           Re: Homewood Suites(R) hotel located at 3200 Cobb Parkway, Atlanta, Georgia (the "Hotel")

Gentlemen:

                  Promus Hotels, Inc. ("Promus") is about to execute with respect to the Hotel (i) a License Agreement and the Rider, Attachment and Exhibits referenced therein (the "License Agreement"), dated the date hereof, pertaining to the licensing of Apple Suites Management, Inc., a Virginia corporation ("Lessee"), to operate the Hotel as a Homewood Suites(R) hotel, and
(ii) a management agreement of even date herewith (the "Management Agreement") with respect to the operation of the Hotel by Promus, as Manager. In addition, Promus has loaned to Apple Suites, Inc. ("Fee Owner") the sum of $33,975,000 (the "Acquisition Loan") as purchase money financing for the acquisition of certain properties (the "Properties") conveyed pursuant to the Purchase Agreement (as defined in the Management Agreement) and that certain Agreement of Sale dated August 6, 1999 by and among Hampton Inns, Inc., Promus Hotels Florida, Inc. and Promus, as sellers, and Fee Owner, as buyer, as the same has been amended, which is evidenced by (i) a note of Fee Owner dated September 20, 1999 in the amount of $26,625,000 and (ii) a note of Fee Owner of even date herewith in the amount of $7,350,000 and is secured by, among other things, mortgage(s), deed(s) of trust or deed(s) to secure debt dated September 20, 1999 or of even date herewith from Fee Owner or its wholly-owned subsidiary which encumbers some or all of the Properties, which may include the Hotel (the documents evidencing and securing the Acquisition Loan herein referred to as the "Acquisition Mortgage Documents"). Lessee is the owner of a leasehold estate in the Hotel pursuant to a Lease Agreement dated the date hereof (the "Percentage Lease") with Fee Owner. Although the License Agreement is non-assignable, and is not subject to any collateral assignment, Lessee and Fee Owner have requested that Promus enter into this letter agreement with Fee Owner with respect to, among other things, Fee Owner's rights with regard to the License Agreement, and

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Promus has requested that Fee Owner enter into this letter agreement with Promus with respect to, among other things, the Management Agreement and its continuing rights to operate the Hotel for the term of the Management Agreement, subject to the terms thereof and hereof, and to confirm certain understandings with respect to the Acquisition Loan. No third party beneficiaries (other than Fee Owner) are intended or implied. Fee Owner has requested that Promus inform you of the procedures Promus agrees to follow in the event Lessee commits a breach under the provisions of the License Agreement.

                  So long as Fee Owner is the owner of the Hotel, and the License Agreement is in effect, Promus will notify Fee Owner by certified mail at the above address (or such other address as you may specify in a written notice to Promus pursuant hereto) of any default as a result of any breach of the License Agreement or Management Agreement by Lessee, provided, however, that to the extent the default is a default under, or termination of, the Percentage Lease or a default under the Acquisition Loan, Promus shall have no obligation to notify Fee Owner as contemplated above. This notice will be in the form of a copy of the notice of such default that is sent to Lessee. In the notice, Promus will give Fee Owner (i) ten (10) days to cure or cause to be cured monetary defaults identified in Promus's default notice and (ii) thirty (30) days to cure or cause to be cured the non-monetary breach(es) identified in Promus's default notice, provided, however, that to the extent the default identified in Promus's default notice is not capable of being cured by Fee Owner (i.e., the bankruptcy of Lessee or a transfer in violation of the License Agreement), Fee Owner will not be afforded an opportunity to cure such incurable defaults. If a breach identified in the notice is of a curable non-monetary nature which is not reasonably capable of being cured within such thirty (30) day period, Promus shall extend the cure period for such length of time as Promus in its sole discretion reasonably determines is necessary for such breach to be cured (not to exceed in any event an additional period of ninety (90) days).

                  In the event a default occurs under the Percentage Lease (other than a default under the Acquisition Loan) and, as a consequence thereof, Fee Owner elects to terminate the Percentage Lease, or remove Lessee from possession of the Hotel without terminating the Percentage Lease or if Lessee does not elect to extend the Percentage Lease term through the full term of the License Agreement (any such event being referred to herein as a "Triggering Event") while the License Agreement and/or the Management Agreement are in effect, Fee Owner shall give Promus written notice of such termination ("Triggering Event Notice"). Fee Owner shall have a ninety (90) day period from the date such Triggering Event Notice is given to elect to enter into a lease agreement with a substitute lessee of the Hotel satisfying the conditions set forth in Paragraph 1 below (a "Successor Lessee") and to obtain a new license agreement for such Hotel in the name of such Successor Lessee, for a term equal to the balance of the original term of the License Agreement and otherwise on the terms and conditions set forth in the License Agreement, except that it shall be issued to Successor Lessee without the payment of any application fee or transfer fee. Promus's obligations to issue a new license agreement pursuant to this paragraph are subject to and conditioned upon the satisfaction of the following:

                  1. Successor Lessee shall (i) be a "Permitted Transferee" (as hereinafter defined) and (ii) either (y) be (1) at least fifty percent (50%) owned by Fee

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
Owner  or  persons  that  are  its "Affiliates" (as hereinafter defined) and (2)
controlled  by  Fee  Owner or its Affiliates or  (z)  have  complied  with   the
requirements of Section 11 of the applicable License Agreement.

                  For purposes of this letter agreement the following terms shall have the respective meanings assigned thereto:

                  (a) The term "Permitted Transferee" means a person or entity that (i) has adequate financial resources to perform all of Lessee's obligations under and in accordance with the terms of the License Agreement, the Percentage Lease, and/or the Management Agreement, (ii) is not the franchisor or an operator of a chain of hotels (i.e., a group of hotels marketed under the same brand name) which competes with the Homewood Suites(R)system of hotels, and (iii) enjoys a favorable reputation for integrity in his or its community; provided, however, that an entity the stock of which is not traded on a national stock exchange shall not qualify as a "Permitted Transferee" unless (A) all officers, directors, managing members and general partners of such entity and all persons having, directly or indirectly, a ten percent (10%) or more equity or profit-sharing interest in such entity would qualify as Permitted Transferees under clauses (ii) and (iii) of this sentence, and (B) all officers, directors, managing members and general partners of any entity having, directly or indirectly, a ten percent (10%) or more equity or profit-sharing interest in such entity, the stock of which is not traded on a national stock exchange, would qualify as Permitted Transferees under clauses (ii) and (iii) of this sentence. For purposes of the foregoing, it is agreed that any person or entity who or which, because of reputation or past conduct, has been denied or would be likely to be denied a gaming license by any governmental authority shall not qualify as a "Permitted Transferee".

                  (b) The term "Affiliate" means, with respect to any person or entity, any other person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, such first person or entity. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), shall mean the possession, directly or indirectly, of the power (i) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors of the controlled person, or (ii) to direct or cause the direction of the management and policies of the controlled person, whether through the ownership of voting shares or by contract or otherwise, and shall be deemed to include the directors and executive officers of Fee Owner.

                  2. Successor Lessee shall also enter into a management agreement with Promus covering the Hotel for a term equal to the balance of the original term of the Management Agreement covering the Hotel and otherwise on the terms and conditions set forth in such Management Agreement.

                  If Fee Owner fails to provide a written notice to Promus of Successor Lessee's intention to obtain a new license within such ninety (90) day period, the License Agreement shall, at Promus's option, terminate upon the date of expiration of such ninety
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(90) day period, in which  event  Fee  Owner shall pay  to  Promus an amount, as
liquidated  damages,  equal to the aggregate  amount  owed  under  the   License
Agreement  (including  liquidated damages attributable to such  termination   as
provided in Paragraph 13 of the License Agreement) and the Management Agreement.

                  If Fee Owner enters into a new lease with a Successor Lessee who intends to obtain a new license, all existing breaches under the License Agreement and the Management Agreement (collectively, the "Hotel Agreements") of which Promus notifies Fee Owner must be cured on or before the final day of the ninety (90) day period, provided, however, if such breach(es) are of the type set forth in paragraph 13.d.(3) and (4) of the License Agreement or Section 9.01 of the Management Agreement and are not capable of being cured by Fee Owner or a Successor Lessee within such ninety (90) day period, such breach(es) need not be cured if Fee Owner or a Successor Lessee cures all other breaches of the Hotel Agreements. With regard to any breaches of a non-monetary nature which are not reasonably capable of being cured within said ninety (90) day period, Promus shall extend the cure period for such period of time as Promus in its sole discretion reasonably determines is necessary for such breaches to be cured.

                  In the event Fee Owner exercises its rights under the terms of this letter agreement to enable a Successor Lessee to obtain a new license agreement, Lessee shall not be released from its obligations under the applicable Hotel Agreements accruing prior to the date such Successor Lessee obtains a new license and enters into a new management agreement with Promus.

                  In addition, in the event the provisions of Internal Revenue Code, as amended, applicable to real estate investment trusts ("REIT") are amended to permit REITs, such as Fee Owner, to operate hotels or otherwise render the structure embodied by the Percentage Lease to be obsolete as economically unnecessary, Fee Owner may give Promus written notice thereof (the "Tax Event Notice") and of Fee Owner's election to terminate the Percentage Lease and of its desire to obtain a new license agreement for the Hotel in Fee Owner's name for a term equal to the balance of the original term of the License Agreement and otherwise on the terms and conditions set forth in the License Agreement, except that it shall be issued to Fee Owner without the payment of any application fee or transfer fee. The Tax Event Notice shall, in addition, contain Lessee's consent to the termination of the Management Agreement and the License Agreement and acknowledgment of the provisions of the immediately succeeding paragraph. Promus's obligations to issue a new license agreement pursuant to this paragraph are subject to and conditioned upon the satisfaction of the following:

                  1. Fee Owner shall be a "Permitted Transferee", except that clause (i) thereof shall be amended to read "(i) has adequate financial resources to perform all of owner's obligations under and in accordance with the terms of the License Agreement and/or the Management Agreement".

                  2. Fee Owner shall also enter into a management agreement with Promus covering the Hotel for a term equal to the balance of the original term of the Management Agreement covering the Hotel and otherwise on the terms and conditions set forth in the Management Agreement.

                  In the event Fee Owner exercises its right under the terms of the immediately preceding paragraph of this letter agreement to enable it to obtain a new license agreement, Lessee shall not be released from its obligations under the applicable Hotel Agreements accruing prior to the date Fee Owner obtains a new license and enters into a new management agreement with Promus.

                  In connection with Lessee's execution and delivery of the License Agreement, Apple Suites, Inc. has executed and delivered for the benefit of Promus that certain Guaranty of even date herewith with respect to the License Agreement (the "Guaranty"). Promus acknowledges that, in the event of actual conflict, the terms and provisions of this letter agreement shall control over the terms and provisions of the Guaranty. Without limiting the generality of the foregoing, and in order to provide Apple Suites, Inc. with the full benefits intended by the provisions of the immediately preceding sentence, Promus shall notify Apple Suites, Inc. by certified mail not less than ten (10) days prior to Promus's execution and delivery of any amendment or modification of the License Agreement or of its acceptance of any voluntary surrender or termination by Lessee of the License Agreement, other than amendments or modifications or surrender or termination which has been requested by Fee Owner or Apple Suites, Inc. or to which Fee Owner is a party. Nothing in the foregoing sentence shall be deemed or construed to limit or restrict Promus's rights to terminate or exercise any other remedy under the License Agreement in the event of a default by Lessee thereunder, subject to the other terms and provisions of this letter agreement.

                  With reference to Licensee's representation in the last sentence of Section 1(a) of the License Agreement, Promus acknowledges that the Percentage Lease is for a base term of less than twenty (20) years and that only upon exercising all extension options available to Licensee, including certain options requiring negotiation of fair market rental, will the term of the Percentage Lease extend to the full twenty (20) years of the term of the License Agreement. Fee Owner and Lessee acknowledge that the failure for any reason to exercise the extension options will result in the application of the liquidated damages provisions of Paragraph 13.f of the License Agreement if, upon the termination of the Percentage Lease, Fee Owner or a Successor Lessee does not obtain a new license agreement for the Hotel for a term equal to the balance of the original term of the License Agreement, as contemplated herein.

                  Promus hereby confirms for the benefit of Fee Owner and Lessee that the License Agreement shall be read with the following clarifications:

                  (i) with respect to the provisions of Paragraph 1.d. of the License Agreement relating to the requirement to use particular Supplies or that particular Supplies be purchased from Promus or a source designated by Promus, such requirements shall only be imposed on the licensee under the License Agreement to the extent Promus is imposing such requirements on substantially all of its licensees of the System, but that with respect to other Supplies if Lessee determines that it can purchase Supplies of a quality at least equal to that which Promus is requiring at a price lower than the price then being charged by Promus or its designated supplier, Lessee may purchase such Supplies from its vendor;

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

                  (ii) with respect to the provisions of Paragraph 6.a.(19) of the License Agreement, such provisions are not intended to preclude Lessee or any member of an affiliated group from owning licensed hotels of other, even competing, brands, but from owning a hotel brand, tradename, system or chain;

                  (iii) with respect to the provisions of Paragraph 11 of the License Agreement relating to change in ownership or a transfer of the hotel, the provisions are intended to apply only to Lessee's beneficial or equity interests or its interest in the hotel; and

                  (iv) with respect to the language of the second sentence of Paragraph 13.f. of the License Agreement reading "If this Agreement is terminated other than by the expiration of the term described in Paragraph 13.a.,", this language is not intended to modify other provisions of the License Agreement relating to whether or not liquidated damages are payable under other circumstances and accordingly shall be read as if preceded by the phrase "Subject to the other provisions of this Agreement". In addition, liquidated damages shall not be payable if the License Agreement is terminated as a result of Promus's default under the License Agreement.

                  Promus acknowledges that, in the event of actual conflict between this letter agreement and the License Agreement, the terms and provisions of this letter agreement shall control over the terms and provisions of the License Agreement. Without limiting the generality of the foregoing, (i) no transfer of any interest in Fee Owner, or of fee ownership of the Hotel to an affiliate of Fee Owner, shall constitute a prohibited change of ownership under the License Agreement, subject, however, to the penultimate paragraph of this letter agreement, (ii) no transfer of the leasehold interest of Lessee in the Hotel to a Successor Lessee shall constitute a prohibited change of ownership under the License Agreement, and (iii) in no event shall the initial Licensee be liable for liquidated damages as the result of termination of the Percentage Lease or default under the License Agreement if a Successor Lessee is supplied by Fee Owner or Fee Owner enters into a new License Agreement following a Tax Event Notice, and all prior curable defaults under the License Agreement are cured by Fee Owner, as contemplated herein.

                  Fee Owner and Lessee agree with Promus as follows with respect to the relationship of Promus and Lessee under the Management Agreement:

                  (a) Pursuant to the terms of the Percentage Lease, Fee Owner has agreed to pay, among other things, (i) land, building and personal property taxes and assessments applicable to the Hotel, (ii) premiums and charges for property casualty insurance coverages specified in Exhibit "D" to the Management Agreement, (iii) expenditures for capital replacements, (iv) expenditures for maintenance and repair of underground utilities and structural elements of the Hotel and (v) the payments of principal, interest and other sums payable under the Acquisition Loan (collectively, "Fee Owner Costs"). To the extent the Management Agreement obligates or authorizes Promus to pay any Fee Owner Costs, Promus shall pay such Fee Owner Costs on behalf of Lessee to the extent

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

         of funds in the Hotel's bank account(s) (collectively, the "Hotel Accounts"), including, without limitation, the Bank Account(s) and the Reserve Fund (as such terms are defined in the Management Agreement) subject to any limitations contained in the Management Agreement and Fee Owner and Lessee shall make such adjustments and payments to each other as may be necessary from time to time to take into account any such payments. Promus shall have no duty, obligation or liability to Fee Owner (x) to make any determination as to whether any expense required to be paid by Promus under the Management Agreement is a Fee Owner Cost or a cost of Lessee, or (y) to make any determination as to whether funds in the Hotel Accounts belong to Fee Owner or Lessee, or
         (z) to require  that Fee Owner  Costs be paid from  funds  which can be identified as belonging to Fee Owner, or other costs and expenses required to be paid by Lessee be paid from funds which can be identified as belonging to Lessee; it being the intent of this provision that (i) Fee Owner and Lessee shall look only to each other and not to Promus with respect to moneys that may be owed one to the other as consequence of Promus's performance of the Management Agreement and (ii) Promus need only look to Lessee to pay operating costs, including, without limitation, those designated herein as Fee Owner Costs.

                  (b) Promus shall be permitted (and is hereby authorized) to set off against any amounts owed to Promus by Lessee under the Management Agreement and the License Agreement any funds held by Promus pursuant to the Management Agreement, including amounts in the Hotel Accounts, whether or not amounts are due to Fee Owner by Lessee under the Percentage Lease.

                  (c) Fee Owner has approved the form of the Management Agreement and License Agreement and agrees that Fee Owner's consent or approval is not required with respect to the performance of any of its rights, duties or obligations under the Management Agreement or the License Agreement.

                  (d) Fee Owner hereby approves the deposit of funds into the Reserve Account and the expenditure of funds from the Reserve Account by Promus in accordance with the terms of the Management Agreement.

                  (e) To the extent required by applicable laws, Fee Owner shall obtain and maintain (or cooperate in obtaining and maintaining) any licenses, permits or approvals of any governmental authority necessary to operate and manage the Hotel in accordance with the Management Agreement.

                  (f) Fee Owner acknowledges and agrees that, unless it enters into a license agreement pursuant to a Tax Event Notice, it has no right to use the Homewood Suites(R) "System" except as expressly set forth in the License Agreement nor any right to use the name "Homewood Suites" or the Homewood Suites(R) "System" as a result of Lessee entering into the Hotel Agreements.

                  (g) Fee Owner acknowledges and agrees that any amounts owed to Promus under the License Agreement and the Management Agreement are superior to any amounts owed by Lessee to Fee Owner under the Percentage

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         Lease,   other  than  amounts  owed  in  respect  of  the  Subordinated
         Management Fee, as defined in the Management Agreement, to the extent Lessee applies amounts received in respect of Owner's Basic Return, as defined in the Management Agreement, in respect of amounts owed by Lessee to Fee Owner under the Percentage Lease.

                  (h) Fee Owner agrees not to amend or modify the Percentage Lease in any manner that would (i) reduce the term of the Percentage Lease, (ii) increase the amount of rent payable by Lessee thereunder (except as contemplated by the provisions of the Percentage Lease), or
         (iii) have a material adverse effect on any of the rights, duties and privileges of Promus under the Management Agreement. Nothing in this paragraph (h) shall be deemed or construed to limit or restrict Fee Owner's rights to terminate or exercise any other remedy under the Percentage Lease in the event of a default by Lessee thereunder.

                  (i) Fee Owner acknowledges and agrees that Promus has no duty or obligation to comply with any of the terms of the Percentage Lease and that Fee Owner will look solely to Lessee with respect to such matters.

                  (j) Fee Owner acknowledges and agrees that (i) no sale, transfer or conveyance of Fee Owner's fee estate in the Hotel shall terminate the Management Agreement, (ii) except as provided below, neither the termination of the Percentage Lease nor the assignment of Lessee's interest therein shall terminate the Management Agreement, and
         (iii) no merger of the leasehold and fee simple estates of the Hotel shall terminate the Management Agreement; it being the intent of Fee Owner and Promus that the Management Agreement shall continue in effect for the term of the Management Agreement so long as the Hotel is operating as a Homewood Suites(R) hotel pursuant to a license agreement and Manager is not in default of its obligations under the Management Agreement (subject, however, to any express rights of termination contained in the Management Agreement).

                  (k) Fee Owner acknowledges and agrees that Manager shall have a right to file a separate claim in any condemnation case in accordance with Article VIII of the Management Agreement.

                  (l) Fee Owner agrees that so long as the License Agreement is in effect the casualty insurance proceeds will be applied in the manner provided in the License Agreement.

                  (m) In the event that Fee Owner terminates the Percentage Lease and as a consequence thereof Promus terminates the License Agreement and does not enter into a new license agreement with any successor operator of the Hotel, Promus and Fee Owner, subject to the payment of all amounts owed under the Management Agreement and all amounts owed under the Acquisition Loan, shall have the right to terminate the Management Agreement covering the Hotel. Otherwise, the successor operator shall assume in writing the remaining term of such Management Agreement.
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

                  Fee Owner and Lessee further agree with Promus with respect to the Acquisition Loan that the Percentage Lease shall be subject and subordinate to the lien of the Acquisition Mortgage Documents and to all of the terms, conditions and provisions thereof, to all advances made or to be made thereunder, and to any renewals, extensions, modifications or replacements thereof, including any increases therein or supplements thereto. The foregoing provisions shall be self-operative. However, Fee Owner and Lessee agree to execute and deliver to Promus such other instrument as Promus shall request in order to effectuate said provisions.

                  It is acknowledged and agreed that (i) Promus shall be entitled to rely upon any written notice or request by Fee Owner made pursuant to the provisions hereof without requirement of investigating the accuracy or authenticity of such written notice or any facts or allegations contained therein, and (ii) Fee Owner shall be entitled to rely upon any written notice or request by Promus made pursuant to the provisions hereof without requirement of investigating the accuracy or authenticity of such written notice or any facts or allegations contained therein.

                  You agree to notify Promus by certified mail at 755 Crossover Lane, Memphis, Tennessee 38117-4900, Attention: General Counsel (or such other address as Promus may specify in a written notice to you) of any action regarding the Hotel to: (a) terminate the Percentage Lease; (b) petition for appointment of a Receiver or Trustee for Lessee to take any action under Federal Bankruptcy law or similar state laws; or (c) take possession of the Hotel, through a Successor Lessee or otherwise, without termination of the Percentage Lease.

                  The rights, powers and interests of Promus hereunder may be transferred and assigned by Promus, without the prior written consent of Fee Owner, Lessee and, if applicable, any Successor Lessee, to any person to whom the License Agreement and Management Agreement may be assigned. The rights and obligations of Fee Owner, Lessee and, if applicable, Successor Lessee hereunder are not transferable without the written consent of Promus.

                  Subject to the foregoing limitations, this letter agreement shall extend to, and shall bind, the respective successors and assigns of Promus, Fee Owner, Lessee and, if applicable, any Successor Lessee, provided, however, that in the case of Fee Owner, this letter agreement shall not extend to any transferee of Fee Owner's fee interest in the Hotel nor to Fee Owner if Apple Suites, Inc. is not a publicly held REIT.

                  Please indicate your agreement with the terms of this letter agreement by signing and returning four executed copies to Promus. This letter may be executed by original signature or by signature received by telecopy in any number of counterparts, each of which shall be original and all of which together shall constitute and be construed as one and the same instrument.

                                         Very truly yours,

                                         PROMUS HOTELS, INC.


                                         By  /s/  Dan L. Hale
                                           -------------------------------------
                                           Name:  Dan L. Hale
                                           Title: Executive Vice President & CFO

cc:  Franchise Administration

Accepted and Agreed:

APPLE SUITES, INC.


By  /s/  Glade M. Knight
    -------------------------------
    Name:  Glade M. Knight
    Title: President


Acknowledged and Agreed:

APPLE SUITES MANAGEMENT, INC.


By  /s/  Glade M. Knight
    -------------------------------
    Name:  Glade M. Knight
    Title: President